FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EARNINGS PER SHARE OF $0.71 FOR 3Q 2016
Excluding merger-related charges, diluted EPS was $0.78 for 3Q 2016

NASHVILLE, TN, October 18, 2016 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.71 for the quarter ended Sept. 30, 2016, compared to net income per diluted common share of $0.62 for the quarter ended Sept. 30, 2015, an increase of 14.5 percent. Net income per diluted common share was $2.12 for the nine months ended Sept. 30, 2016, compared to net income per diluted common share of $1.86 for the nine months ended Sept. 30, 2015, an increase of 14.0 percent.
Excluding pre-tax merger-related charges of $5.7 million and $8.5 million for the three and nine months ended Sept. 30, 2016, net income per diluted common share was $0.78 and $2.24, respectively, compared to $0.66 and $1.92 for the three and nine months ended Sept. 30, 2015, excluding pre-tax merger-related charges of $2.2 million and $2.3 million, respectively, or an increase of 18.2 percent and 16.7 percent, respectively, over the same periods last year.
"Third quarter financial results, including earnings per share, return on average assets, return on average tangible common equity and the efficiency ratio, when adjusted for merger-related expenses, are outstanding and simply validate two fundamental tenets of our operating philosophy for both organic and acquired growth. First, at the core of our firm is a distinctive client satisfaction model that continues to yield impressive market share gains. Second, we have been extremely disciplined about where and when to deploy our highly valued stock in acquisitions that ensure we are truly advancing our revenue and earnings capacity," said M. Terry Turner, Pinnacle's president and chief executive officer. "We continue to increase our market share position and were pleased that recent FDIC deposit data reflects that we have now achieved a No. 3 market share position in Nashville after consideration of our merger with Avenue Financial Holdings, Inc. (Avenue). It has long been our target to unseat the larger out-of-state banks that have dominated the Nashville banking market for decades. Additionally, during the third quarter of 2016, we successfully completed the technology conversion of Avenue's data systems, which was the culmination of nearly 18 months of intense focus by our associates to integrate the operations of three meaningful financial institutions onto Pinnacle's operational platform. Lastly, our focus on being a 'Great Place to Work' and our relentless recruiting efforts have enabled us to attract who we believe are the best revenue producers in our markets, as we have now increased our salesforce this year by 76 individuals, including 35 Avenue revenue producers who came on board in July 2016."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:

•	Revenues for the quarter ended Sept. 30, 2016 were a record $118.3 million, an increase of $10.6 million from the second quarter of 2016. Revenues increased 41.8 percent over the same quarter last year.
•	Loans at Sept. 30, 2016 were a record $8.241 billion, an increase of $1.150 billion from June 30, 2016 and $1.905 billion from Sept. 30, 2015. Included in the $1.150 billion in growth during the third quarter of 2016 was $944 million in balances as a result of the Avenue merger. The $206 million in remaining growth represents an annualized organic growth rate of 10.3 percent over the June 30, 2016 combined balances of Pinnacle and Avenue, after considering preliminary purchase accounting adjustments recorded on Avenue's loan balances.
•	Average deposit balances for the quarter ended Sept. 30, 2016 were a record $8.454 billion, an increase of $1.361 billion from June 30, 2016 and $2.556 billion from Sept. 30, 2015. Included in the $1.361 billion in average deposit growth during the third quarter of 2016 was Avenue's second quarter average deposit balances of $953 million. The $408 million in remaining growth represents an annualized organic growth rate of 20.3 percent over the June 30, 2016 combined average deposit balances of Pinnacle and Avenue.

"The key to future earnings growth for our firm remains our ability to attract loans and deposits," Turner said. "Our organic deposit growth rate for the third quarter was very strong at an annualized rate of 20.3 percent, exclusive of the $967 million in deposits we acquired as a result of the Avenue acquisition. During that same time period, our organic loan growth rate also remained in double digits."
"We are also pleased with the continued organic loan growth in our newly acquired markets, as Chattanooga's loans have increased at an annualized growth rate of 9.0 percent during the first nine months of 2016, a very strong growth rate during this period of transition and system conversion. Memphis loans are up 66.0 percent on an annualized basis in 2016, including the liftout of a commercial team from a local competitor and commercial loans managed by that team that we completed in the first quarter of 2016."

FOCUSING ON PROFITABILITY:

•	The firm's net interest margin was 3.60 percent for the quarter ended Sept. 30, 2016, compared to 3.72 percent last quarter and 3.66 percent for the quarter ended Sept. 30, 2015.
•	Return on average assets was 1.18 percent for the third quarter of 2016, compared to 1.33 percent for the second quarter of 2016 and 1.27 percent for the same quarter last year.
o
Excluding merger-related charges in each period, return on average assets was 1.31 percent for the third quarter of 2016, compared to 1.36 percent for the second quarter of 2016 and 1.35 percent for the same quarter last year.

•
Third quarter 2016 return on average common equity amounted to 8.93 percent, compared to 9.92 percent for the second quarter of 2016 and 9.71 percent for the same quarter last year. Third quarter 2016 return on average tangible common equity amounted to 14.47 percent, compared to 15.34 percent for the second quarter of 2016 and 14.49 percent for the same quarter last year.

o
Excluding merger-related charges in each period, return on average tangible equity amounted to 16.01 percent for the third quarter of 2016, compared to 15.64 percent for the second quarter of 2016 and 15.31 percent for the same quarter last year.

"The third quarter represented another strong quarter of profitability for our firm as we continue to operate in the high end of our targeted range for return on average assets excluding the impact of merger-related expenses," said Harold R. Carpenter, Pinnacle's chief financial officer. "We anticipated dilution of our net interest margin this quarter with the integration of Avenue's results into Pinnacle's results. We anticipate the fourth quarter will again experience some margin dilution; however we also expect growth in net interest income due to continued loan and deposit growth in each of our markets. During the quarter, discount accretion of the fair value adjustments required by purchase accounting contributed approximately 0.21 percent to our net interest margin. We anticipate that purchase accounting will contribute between 0.15 percent to 0.20 percent to our net interest margin in the fourth quarter of 2016."

OTHER THIRD QUARTER 2016 HIGHLIGHTS:

•	Revenue growth
o	Net interest income for the quarter ended Sept. 30, 2016 increased to $86.6 million, compared to $75.0 million for the second quarter of 2016 and $62.1 million for the third quarter of 2015.
o	Noninterest income for the quarter ended Sept. 30, 2016 was $31.7 million, compared to $32.7 million for the second quarter of 2016 and $21.4 million for the same quarter last year.
▪
Net gains from the sale of mortgage loans were $5.1 million for the quarter ended Sept. 30, 2016, compared to $4.2 million for the second quarter of 2016 and $1.9 million for the quarter ended Sept. 30, 2015.

-
The year-over-year growth rate was attributable to both an increase in the number of mortgage originators as well as the positive impact of the low interest rate environment on mortgage production and the pipeline hedge. New home mortgage originations accounted for 63.8 percent of the firm's net gain on mortgage loan sale volumes in the third quarter of 2016.

▪
Wealth management revenues, which include investment, trust and insurance services, were $5.3 million for the quarter ended Sept. 30, 2016, compared to $5.2 million for the second quarter of 2016 and $5.1 million for the quarter ended Sept. 30, 2015, resulting in a year-over-year growth rate of 5.6 percent.

▪
Income from the firm's investment in Bankers Healthcare Group, LLC (BHG) was $8.5 million for the quarter ended Sept. 30, 2016, compared to $9.6 million for the quarter ended June 30, 2016 and $5.3 million for the third quarter last year.

▪
Other noninterest income decreased from $10.2 million in the second quarter of 2016 to $9.0 million in the third quarter of 2016 due primarily to reduced revenues from client interest rate swap transactions.

"Mortgage revenues were another record for us this quarter, as our mortgage unit eclipsed the previous record posted last quarter," Carpenter said. "Although BHG's contribution was down linked quarter, we currently expect a solid fourth quarter from our partners at BHG. Our revenue per diluted share in the third quarter of 2016 increased slightly to $2.58 from the $2.57 per diluted share we reported in the second quarter of 2016."

•	Noninterest expense
▪	Noninterest expense for the quarter ended Sept. 30, 2016 was $63.5 million, compared to $55.9 million in the second quarter of 2016 and $45.1 million in the third quarter last year.
▪
Salaries and employee benefits were $36.1 million in the third quarter of 2016, compared to $34.3 million in the second quarter of 2016 and $27.7 million in the third quarter of last year, reflecting a year-over-year increase of 29.9 percent primarily due to the impact of the CapitalMark, Magna and Avenue mergers, as well as continued increases in recruiting in our primary markets.

-
Costs associated with the firm's annual cash incentive plan amounted to $2.8 million in the third quarter of 2016, compared to $3.6 million in the third quarter of 2015 and $5.3 million in the second quarter of 2016.

▪	Pre-tax merger-related charges were approximately $5.7 million during the quarter ended Sept. 30, 2016, compared to $2.2 million in the third quarter of 2015.
▪
The efficiency ratio for the third quarter of 2016 increased to 53.7 percent from 51.9 percent in the second quarter of 2016, and the ratio of noninterest expenses to average assets decreased to 2.32 percent from 2.42 percent in the second quarter of 2016.

-
Excluding merger-related charges and other real estate owned (ORE) expense, the efficiency ratio decreased from 50.8 percent for the second quarter of 2016 to 48.9 percent for the third quarter of 2016, and the ratio of noninterest expense to average assets decreased from 2.37 percent to 2.11 percent between the second and third quarters of 2016.

 "We are pleased to report that excluding merger-related charges, our core efficiency ratio was below the 50 percent threshold," Carpenter said. "During the quarter, excluding merger-related charges, we maintained our expense base at the low end of our existing long-term financial target for expenses to average assets of between 2.10 percent and 2.30 percent. Given the operating leverage associated with our rapid organic and acquired growth, we believe we should be able to continue to maintain our expense base within these parameters excluding merger-related charges throughout the remainder of 2016 and for all of 2017."

•	Asset quality
o	Following the consummation of the Avenue merger, nonperforming assets decreased to 0.41 percent of total loans and ORE at Sept. 30, 2016, compared to 0.55 percent at June 30, 2016 and 0.57 percent Sept. 30, 2015. Nonperforming assets decreased to $34.1 million at Sept. 30, 2016, compared to $39.0 million at June 30, 2016 and $35.8 million at Sept. 30, 2015.
o	The allowance for loan losses represented 0.73 percent of total loans at Sept. 30, 2016, compared to 0.87 percent at June 30, 2016 and 1.01 percent at Sept. 30, 2015. The impact of the application of purchase accounting to Avenue's loan balances, which were recorded at fair value upon acquisition, resulted in a year-over-year reduction to the firm's ratio of allowance for loan losses to total loans of approximately 0.10 percent as of Sept. 30, 2016.
▪	The ratio of the allowance for loan losses to nonperforming loans was 211.5 percent at Sept. 30, 2016, compared to 181.8 percent at June 30, 2016 and 212.2 percent at Sept. 30, 2015.
▪
Net charge-offs were $7.3 million for the quarter ended Sept. 30, 2016, compared to $6.1 million for the second quarter of 2016 and $4.0 million for the quarter ended Sept. 30, 2015. Annualized net charge-offs as a percentage of average loans for each of the quarters ended Sept. 30, 2016 and June 30, 2016 were 0.35 percent, compared 0.28 percent for the third quarter of 2015.

▪	Provision for loan losses increased to $6.1 million in the third quarter of 2016, from $5.3 million in the second quarter of 2016 and $2.2 million in the third quarter of 2015.

"We experienced continued improvement to our relatively low levels of nonperforming and classified assets," Carpenter said. "We are also reporting reduced net charge-offs from our consumer auto portfolio this quarter. Net charge-offs from the non-prime consumer auto portfolio were $3.5 million during the third quarter of 2016, compared to $4.1 million of net charge-offs in the second quarter of 2016. We have reduced portfolio balances in this non-prime portfolio from $66.9 million at Dec. 31, 2015 to $40.2 million at Sept. 30, 2016 and anticipate continued reductions in this portfolio over the next several quarters."

BOARD OF DIRECTORS DECLARES DIVIDEND

On Oct. 18, 2016, Pinnacle's Board of Directors approved a quarterly cash dividend of $0.14 per common share to be paid on Nov. 25, 2016 to common shareholders of record as of the close of business on Nov. 4, 2016. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Oct. 19, 2016 to discuss third quarter 2016 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The American Banker recognized Pinnacle as the sixth best bank to work for in the country in 2016.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $11.0 billion in assets at Sept. 30, 2016. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in the state's four largest markets, Nashville, Memphis, Knoxville and Chattanooga, as well as several surrounding counties.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.
###

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words "may," "will," "should," "could," "anticipate," "believe," "continue," "estimate," "expect," "forecast," "intend," "plan," "potential," or "project" and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:

•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•	continuation of the historically low short-term interest rate environment;
•	the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities', loan portfolio;
•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;
•	effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets;
•	Increased competition with other financial institutions;
•
greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA, the Knoxville MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA,  particularly in commercial and residential real estate markets;

•	rapid fluctuations or unanticipated changes in interest rates on loans or deposits;
•	the results of regulatory examinations;
•	the ability to retain large, uninsured deposits;
•	a merger or acquisition;
•	risks of expansion into new geographic or product markets;
•	any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets;
•
reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors or otherwise to attract customers from other financial institutions;

•	further deterioration in the valuation of other real estate owned and increased expenses associated therewith;
•	Inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels;
•	risks associated with litigation, including the applicability of insurance coverage;
•	the risk that the cost savings and any revenue synergies from our recent mergers may not be realized or take longer than anticipated to be realized;
•	disruption from the Avenue merger with customers, suppliers or employee relationships;
•	the risk of successful integration of the businesses we have recently acquired with ours;
•	the amount of the costs, fees, expenses and charges related to the Avenue merger;
•	the risk of adverse reaction of Pinnacle Bank's and Avenue's customers to the Avenue merger;
•	the risk that the integration of the operations of the companies we have recently acquired with Pinnacle Bank's will be materially delayed or will be more costly or difficult than expected;
•	approval of the declaration of any dividend by Pinnacle Financial's board of directors;
•
the vulnerability of Pinnacle Bank's network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches;

•
the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients;

•
the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them;

•	the possibility that the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets will exceed current estimates; and
•	changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments.

Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters

This release contains certain non-GAAP financial measures, including, without limitation, net income, earnings per diluted share, efficiency ratio, noninterest expense and the ratio of noninterest expense to average assets and noninterest expense to the sum of net interest income and noninterest income, in each case excluding the impact of expenses related to other real estate owned, gains or losses on sale of investments, FHLB prepayments and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude expenses associated with Pinnacle Bank's mergers with CapitalMark Bank & Trust, Magna Bank and Avenue as well as Pinnacle Financial's and its bank subsidiary's investments in BHG.  This release may also contain certain other non-GAAP capital ratios and performance measures. These non-GAAP financial measures exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisition of Avenue, which Pinnacle Financial acquired on July 1, 2016, Magna Bank which Pinnacle Bank acquired on September 1, 2015, CapitalMark Bank & Trust which Pinnacle Bank acquired on July 31, 2015, Mid-America Bancshares, Inc. which Pinnacle Financial acquired on November 30, 2007, Cavalry Bancorp, Inc., which Pinnacle Financial acquired on March 15, 2006 and other acquisitions which collectively are less material to the non-GAAP measure. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2016 versus the comparable periods in 2015 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30, 2016	December 31, 2015	September 30, 2015
ASSETS
Cash and noninterest-bearing due from banks	$81,750,005	$75,078,807	$68,595,726
Interest-bearing due from banks	165,262,687	219,202,464	245,289,355
Federal funds sold and other	9,964,345	26,670,062	13,153,196
Cash and cash equivalents	256,977,037	320,951,333	327,038,277

Securities available-for-sale, at fair value	1,223,751,538	935,064,745	972,295,754
Securities held-to-maturity (fair value of $27,025,050, $31,585,303 and $31,850,119,
September 30, 2016, December 31, 2015 and September 30, 2015, respectively)	26,605,251	31,376,840	31,698,000
Residential mortgage loans held-for-sale	55,986,356	47,930,253	47,671,890
Commercial loans held-for-sale	15,531,588	-	20,236,426

Loans	8,241,020,478	6,543,235,381	6,335,988,628
Less allowance for loan losses	(60,248,505)	(65,432,354)	(63,758,390)
Loans, net	8,180,771,973	6,477,803,027	6,272,230,238

Premises and equipment, net	84,916,306	77,923,607	81,527,013
Equity method investment	199,429,034	88,880,014	81,763,986
Accrued interest receivables	25,945,676	21,574,096	21,510,180
Goodwill	550,579,616	432,232,255	429,415,765
Core deposit and other intangible assets	16,240,711	10,540,497	11,640,802
Other real estate owned	5,589,046	5,083,218	4,772,567
Other assets	336,065,529	265,183,799	247,262,954
Total assets	$10,978,389,661	$8,714,543,684	$8,549,063,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$2,369,224,840	$1,889,865,113	$1,876,910,141
Interest-bearing	1,575,359,467	1,389,548,175	1,293,247,497
Savings and money market accounts	3,834,770,407	3,001,950,725	2,691,218,826
Time	890,791,297	690,049,795	739,302,052
Total deposits	8,670,146,011	6,971,413,808	6,600,678,516
Securities sold under agreements to repurchase	84,316,918	79,084,298	68,077,412
Federal Home Loan Bank advances	382,338,103	300,305,226	545,329,689
Subordinated debt and other borrowings	262,506,956	141,605,504	142,476,000
Accrued interest payable	3,009,165	2,593,209	1,703,146
Other liabilities	100,428,538	63,930,339	56,573,535
Total liabilities	9,502,745,691	7,558,932,384	7,414,838,298

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
46,159,832 shares, 40,906,064 shares, and 40,802,904 shares
issued and outstanding at September 30, 2016, December 31, 2015
and September 30, 2015, respectively	46,159,832	40,906,064	40,802,904
Additional paid-in capital	1,074,112,218	839,617,050	835,279,986
Retained earnings	351,484,480	278,573,408	256,648,129
Accumulated other comprehensive (loss) income, net of taxes	3,887,440	(3,485,222)	1,494,535
Stockholders' equity	1,475,643,970	1,155,611,300	1,134,225,554
Total liabilities and stockholders' equity	$10,978,389,661	$8,714,543,684	$8,549,063,852

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Interest income:
Loans, including fees	$90,090,166	$61,453,541	$241,537,476	$161,245,890
Securities
Taxable	5,012,047	3,953,948	14,050,757	10,858,790
Tax-exempt	1,544,535	1,416,954	4,481,309	4,300,740
Federal funds sold and other	732,951	367,671	2,046,244	967,935
Total interest income	97,379,699	67,192,114	262,115,786	177,373,355

Interest expense:
Deposits	6,625,534	3,587,048	16,614,664	8,610,266
Securities sold under agreements to repurchase	51,270	39,437	138,852	99,725
Federal Home Loan Bank advances and other borrowings	4,067,951	1,506,528	9,781,363	3,505,199
Total interest expense	10,744,755	5,133,013	26,534,879	12,215,190
Net interest income	86,634,944	62,059,101	235,580,907	165,158,165
Provision for loan losses	6,108,183	2,227,937	15,281,854	3,729,144
Net interest income after provision for loan losses	80,526,761	59,831,164	220,299,053	161,429,021

Noninterest income:
Service charges on deposit accounts	3,778,070	3,258,058	10,651,145	9,246,262
Investment services	2,592,077	2,525,980	7,437,396	7,184,474
Insurance sales commissions	1,233,098	1,102,859	4,131,784	3,721,260
Gains on mortgage loans sold, net	5,096,838	1,894,731	12,885,690	5,488,096
Investment gains on sales, net	-	-	-	562,017
Trust fees	1,522,763	1,437,039	4,595,330	3,979,439
Income from equity method investment	8,474,899	5,285,000	23,266,733	12,752,456
Other noninterest income	8,994,164	5,906,747	27,292,477	16,988,490
Total noninterest income	31,691,909	21,410,414	90,260,555	59,922,494

Noninterest expense:
Salaries and employee benefits	36,053,673	27,745,643	102,824,676	75,051,061
Equipment and occupancy	9,401,001	6,932,758	25,843,737	18,856,952
Other real estate, net	17,032	(686,071)	351,777	(405,350)
Marketing and other business development	1,349,557	1,252,270	4,150,761	3,398,185
Postage and supplies	922,078	795,403	2,929,007	2,175,873
Amortization of intangibles	1,424,956	602,545	3,144,786	1,057,372
Merger related expenses	5,672,731	2,248,569	8,482,385	2,307,622
Other noninterest expense	8,685,238	6,215,863	25,793,600	16,243,612
Total noninterest expense	63,526,266	45,106,980	173,520,729	118,685,327
Income before income taxes	48,692,404	36,134,598	137,038,879	102,666,188
Income tax expense	16,316,209	11,985,846	45,910,648	34,010,894
Net income	$32,376,195	$24,148,752	$91,128,231	$68,655,294

Per share information:
Basic net income per common share	$0.71	$0.64	$2.16	$1.91
Diluted net income per common share	$0.71	$0.62	$2.12	$1.86

Weighted average shares outstanding:
Basic	45,294,051	37,828,329	42,228,280	36,009,659
Diluted	45,918,368	38,792,787	42,928,467	36,944,171

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2016	2016	2016	2015	2015	2015

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$2,991,940	2,467,219	2,340,720	2,275,483	2,192,151	1,671,729
Consumer real estate - mortgage loans	1,185,966	1,068,620	1,042,369	1,046,517	1,044,276	740,641
Construction and land development loans	930,230	816,681	764,079	747,697	674,926	372,004
Commercial and industrial loans	2,873,643	2,492,016	2,434,656	2,228,542	2,178,535	1,819,600
Consumer and other	259,241	246,866	246,106	244,996	246,101	226,380
Total loans	8,241,020	7,091,402	6,827,930	6,543,235	6,335,989	4,830,354
Allowance for loan losses	(60,249)	(61,412)	(62,239)	(65,432)	(63,758)	(65,572)
Securities	1,250,357	1,137,733	1,048,419	966,442	1,003,994	840,136
Total assets	10,978,390	9,735,668	9,261,387	8,714,543	8,549,064	6,516,544
Noninterest-bearing deposits	2,369,225	2,013,847	2,026,550	1,889,865	1,876,910	1,473,086
Total deposits	8,670,146	7,292,826	7,080,212	6,971,414	6,600,679	4,993,611
Securities sold under agreements to repurchase	84,317	73,317	62,801	79,084	68,077	61,549
FHLB advances	382,338	783,240	616,290	300,305	545,330	445,345
Subordinated debt and other borrowings	262,507	229,714	209,751	141,606	142,476	133,908
Total stockholders' equity	1,475,644	1,262,154	1,228,780	1,155,611	1,134,226	841,390

Balance sheet data, quarterly averages:
Total loans	$8,232,963	6,997,592	6,742,054	6,457,870	5,690,246	4,736,818
Securities	1,232,973	1,064,060	993,675	1,002,291	925,506	836,425
Total earning assets	9,794,094	8,362,657	8,018,596	7,759,053	6,844,784	5,764,514
Total assets	10,883,547	9,305,941	8,851,978	8,565,341	7,514,633	6,319,712
Noninterest-bearing deposits	2,304,533	2,003,523	1,960,083	1,948,703	1,689,599	1,437,276
Total deposits	8,454,424	7,093,349	7,037,014	6,786,931	5,898,369	4,884,506
Securities sold under agreements to repurchase	87,067	65,121	69,129	72,854	71,329	61,355
FHLB advances	583,724	653,750	383,131	376,512	393,825	388,963
Subordinated debt and other borrowings	266,934	225,240	162,575	142,660	147,619	135,884
Total stockholders' equity	1,442,440	1,247,762	1,188,153	1,153,681	986,325	836,791

Statement of operations data, for the three months ended:
Interest income	$97,380	83,762	80,974	77,797	67,192	55,503
Interest expense	10,745	8,718	7,072	6,322	5,133	3,672
Net interest income	86,635	75,044	73,902	71,475	62,059	51,831
Provision for loan losses	6,108	5,280	3,894	5,459	2,228	1,186
Net interest income after provision for loan losses	80,527	69,764	70,008	66,016	59,831	50,645
Noninterest income	31,692	32,713	25,856	26,608	21,410	20,019
Noninterest expense	63,526	55,931	54,064	52,191	45,107	36,747
Income before taxes	48,693	46,546	41,800	40,433	36,134	33,917
Income tax expense	16,316	15,759	13,836	13,578	11,985	11,252
Net income	$32,377	30,787	27,965	26,855	24,149	22,665

Profitability and other ratios:
Return on avg. assets (1)	1.18%	1.33%	1.27%	1.24%	1.27%	1.44%
Return on avg. equity (1)	8.93%	9.92%	9.47%	9.24%	9.71%	10.86%
Return on avg. tangible common equity (1)	14.47%	15.34%	15.04%	14.97%	14.49%	15.39%
Dividend payout ratio (18)	19.93%	20.90%	21.62%	18.97%	19.92%	20.78%
Net interest margin (1) (2)	3.60%	3.72%	3.78%	3.73%	3.66%	3.65%
Noninterest income to total revenue (3)	26.78%	30.36%	25.92%	27.13%	25.65%	27.86%
Noninterest income to avg. assets (1)	1.16%	1.41%	1.17%	1.23%	1.13%	1.27%
Noninterest exp. to avg. assets (1)	2.32%	2.42%	2.46%	2.42%	2.38%	2.33%
Noninterest expense (excluding ORE, FHLB
prepayment charges, and merger-related charges)
to avg. assets (1)	2.11%	2.37%	2.37%	2.30%	2.30%	2.31%
Efficiency ratio (4)	53.69%	51.90%	54.20%	53.21%	54.04%	51.14%
Avg. loans to average deposits	97.38%	98.65%	95.81%	95.15%	96.47%	96.98%
Securities to total assets	11.39%	11.69%	11.32%	11.10%	11.75%	12.89%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	September 30, 2016			September 30, 2015
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$8,232,963	$90,090	4.43%	$5,690,246	$61,454	4.33%
Securities
Taxable	1,010,090	5,012	1.97%	758,148	3,954	2.07%
Tax-exempt (2)	222,883	1,545	3.70%	167,358	1,417	4.49%
Federal funds sold and other	328,158	733	0.89%	229,032	367	0.64%
Total interest-earning assets	9,794,094	$97,380	3.98%	6,844,784	$67,192	3.93%
Nonearning assets
Intangible assets	590,348			325,053
Other nonearning assets	499,105			344,796
Total assets	$10,883,547			$7,514,633

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,437,196	$985	0.27%	$1,169,502	$656	0.22%
Savings and money market	3,808,388	4,003	0.42%	2,427,660	2,129	0.35%
Time	904,307	1,638	0.72%	611,608	802	0.52%
Total interest-bearing deposits	6,149,891	6,626	0.43%	4,208,770	3,587	0.34%
Securities sold under agreements to repurchase	87,067	51	0.23%	71,329	39	0.22%
Federal Home Loan Bank advances	583,724	1,280	0.87%	393,825	331	0.33%
Subordinated debt and other borrowings	266,934	2,788	4.15%	147,619	1,176	3.16%
Total interest-bearing liabilities	7,087,616	10,745	0.60%	4,821,543	5,133	0.42%
Noninterest-bearing deposits	2,304,533	-	-	1,689,599	-	-
Total deposits and interest-bearing liabilities	9,392,149	$10,745	0.46%	6,511,142	$5,133	0.31%
Other liabilities	48,958			17,166
Stockholders' equity	1,442,440			986,325
Total liabilities and stockholders' equity	$10,883,547			$7,514,633
Net interest income		$86,635			$62,059
Net interest spread (3)			3.38%			3.51%
Net interest margin (4)			3.60%			3.66%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended September 30, 2016 would have been 3.53% compared to a net interest spread of 3.62% for the quarter ended September 30, 2015.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended			Nine months ended
	September 30, 2016			September 30, 2015
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$7,327,519	$241,538	4.48%	$5,036,614	$161,246	4.33%
Securities
Taxable	901,059	14,051	2.08%	689,105	10,859	2.11%
Tax-exempt (2)	196,340	4,481	4.09%	161,558	4,301	4.76%
Federal funds sold and other	303,996	2,046	0.90%	198,470	968	0.65%
Total interest-earning assets	8,728,914	$262,116	4.04%	6,085,747	$177,374	3.94%
Nonearning assets
Intangible assets	490,804			272,732
Other nonearning assets	465,156			292,317
Total assets	$9,684,874			$6,650,796

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,398,494	$2,820	0.27%	$1,091,866	$1,661	0.20%
Savings and money market	3,299,102	9,974	0.40%	2,126,761	5,027	0.32%
Time	743,882	3,820	0.69%	485,935	1,922	0.53%
Total interest-bearing deposits	5,441,478	16,614	0.41%	3,704,562	8,610	0.31%
Securities sold under agreements to repurchase	73,821	139	0.25%	66,414	100	0.20%
Federal Home Loan Bank advances	540,360	3,073	0.76%	357,981	775	0.29%
Subordinated debt and other borrowings	218,424	6,709	4.10%	134,943	2,731	2.71%
Total interest-bearing liabilities	6,274,083	26,535	0.56%	4,263,900	12,216	0.38%
Noninterest-bearing deposits	2,090,165	-	-	1,491,097	-	-
Total deposits and interest-bearing liabilities	8,364,248	$26,535	0.42%	5,754,997	$12,216	0.28%
Other liabilities	27,295			15,567
Stockholders' equity	1,293,331			880,232
Total liabilities and stockholders' equity	$9,684,874			$6,650,796
Net interest income		$235,581			$165,158
Net interest spread (3)			3.48%			3.56%
Net interest margin (4)			3.69%			3.70%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2016 would have been 3.62% compared to a net interest spread of 3.66% for the nine months ended September 30, 2015.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2016	2016	2016	2015	2015	2015

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$28,487	33,785	42,524	29,359	30,049	17,550
Other real estate (ORE) and other nonperforming assets (NPAs)	5,656	5,183	5,338	6,990	5,794	8,239
Total nonperforming assets	$34,143	38,968	47,862	36,349	35,843	25,789
Past due loans over 90 days and still
accruing interest	$2,093	1,623	4,556	1,768	3,798	483
Troubled debt restructurings (5)	$8,503	9,861	9,950	8,088	8,373	8,703
Net loan charge-offs	$7,271	6,108	7,087	3,785	4,041	1,856
Allowance for loan losses to nonaccrual loans	211.5%	181.8%	146.4%	222.9%	212.2%	373.6%
As a percentage of total loans:
Past due accruing loans over 30 days	0.24%	0.33%	0.32%	0.31%	0.31%	0.38%
Potential problem loans (6)	1.13%	1.38%	1.65%	1.61%	1.44%	1.86%
Allowance for loan losses	0.73%	0.87%	0.91%	1.00%	1.01%	1.36%
Nonperforming assets to total loans, ORE and other NPAs	0.41%	0.55%	0.70%	0.55%	0.57%	0.53%
Nonperforming assets to total assets	0.31%	0.40%	0.52%	0.42%	0.41%	0.37%
Classified asset ratio (Pinnacle Bank) (8)	15.2%	19.3%	24.2%	18.7%	17.1%	19.0%
Annualized net loan charge-offs to avg. loans (7)	0.38%	0.39%	0.42%	0.21%	0.20%	0.14%
Wtd. avg. commercial loan internal risk ratings (6)	4.6	4.5	4.5	4.5	4.5	4.5

Interest rates and yields:
Loans	4.43%	4.53%	4.49%	4.46%	4.33%	4.27%
Securities	2.29%	2.46%	2.62%	2.45%	2.51%	2.56%
Total earning assets	3.98%	4.06%	4.09%	4.01%	3.93%	3.91%
Total deposits, including non-interest bearing	0.31%	0.29%	0.28%	0.27%	0.24%	0.21%
Securities sold under agreements to repurchase	0.23%	0.24%	0.28%	0.21%	0.22%	0.19%
FHLB advances	0.87%	0.77%	0.56%	0.42%	0.33%	0.23%
Subordinated debt and other borrowings	4.15%	4.19%	3.89%	3.57%	3.16%	2.44%
Total deposits and interest-bearing liabilities	0.46%	0.44%	0.37%	0.34%	0.31%	0.27%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.4%	13.0%	13.3%	13.3%	13.3%	12.9%
Common equity Tier one capital	7.6%	7.9%	7.8%	8.6%	8.7%	9.4%
Tier one risk-based	8.4%	8.8%	8.7%	9.6%	9.8%	10.8%
Total risk-based	10.5%	11.0%	11.0%	11.3%	11.4%	12.0%
Leverage	8.3%	8.7%	8.8%	9.4%	10.0%	10.5%
Tangible common equity to tangible assets	8.7%	8.9%	8.9%	8.6%	8.6%	9.5%
Pinnacle Bank ratios:
Common equity Tier one	8.6%	8.4%	8.3%	9.0%	9.1%	10.1%
Tier one risk-based	8.6%	8.4%	8.3%	9.0%	9.1%	10.1%
Total risk-based	10.5%	10.6%	10.6%	10.6%	10.8%	11.2%
Leverage	8.6%	8.3%	8.4%	8.8%	9.4%	9.8%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2016	2016	2016	2015	2015	2015

Per share data:
Earnings – basic	$0.71	0.75	0.70	0.67	0.64	0.65
Earnings – diluted	$0.71	0.73	0.68	0.65	0.62	0.64
Common dividends per share	$0.14	0.14	0.14	0.12	0.12	0.12
Book value per common share at quarter end (9)	$31.97	29.92	29.26	28.25	27.80	23.39

Investor information:
Closing sales price	$54.08	48.85	49.06	51.36	49.41	54.37
High closing sales price during quarter	$57.26	51.73	51.32	56.80	55.18	54.88
Low closing sales price during quarter	$47.44	45.15	44.56	47.90	45.03	44.25

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$214,394	198,239	163,949	164,992	145,751	112,609
Gross fees (10)	$9,187	7,604	5,425	4,155	4,751	4,067
Gross fees as a percentage of loans originated	4.29%	3.84%	3.31%	2.52%	3.26%	3.61%
Net gain on mortgage loans sold	$5,097	4,221	3,568	2,181	1,895	1,652
Investment gains (losses) on sales, net (17)	$-	-	-	(10)	-	556
Brokerage account assets, at quarter-end (11)	$2,090,316	1,964,769	1,812,221	1,778,566	1,731,828	1,783,062
Trust account managed assets, at quarter-end	$978,356	953,592	1,130,271	862,699	900,895	924,605
Core deposits (12)	$7,714,552	6,591,063	6,432,388	6,332,810	5,890,312	4,608,648
Core deposits to total funding (12)	82.1%	78.7%	80.7%	84.5%	80.1%	81.8%
Risk-weighted assets	$10,060,955	8,609,968	8,287,853	7,849,814	7,425,629	5,829,846
Total assets per full-time equivalent employee	$9,323	9,176	8,616	8,228	7,960	8,141
Annualized revenues per full-time equivalent employee	$399.8	408.5	373.2	367.6	308.5	360.0
Annualized expenses per full-time equivalent employee	$214.6	212.0	202.3	195.6	166.7	184.1
Number of employees (full-time equivalent)	1,177.5	1,061.0	1,075.0	1,058.5	1,073.5	800.5
Associate retention rate (13)	93.9%	95.2%	94.0%	92.9%	96.1%	94.7%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - August 2016	948.6	940.7	934.9	926.6	919.5	906.6
Knoxville MSA nonfarm employment - August 2016	394.0	394.0	393.6	391.4	388.5	387.8
Chattanooga MSA nonfarm employment - August 2016	251.1	251.3	249.4	249.1	248.1	245.4
Memphis MSA nonfarm employment - August 2016	636.0	633.8	632.1	629.3	630.6	621.8

Nashville MSA unemployment - July 2016	3.5%	3.7%	3.3%	4.6%	4.7%	4.6%
Knoxville MSA unemployment -July 2016	4.2%	4.3%	3.8%	5.3%	5.4%	5.4%
Chattanooga MSA unemployment - July 2016	4.6%	4.7%	4.6%	5.5%	5.7%	5.6%
Memphis MSA unemployment - July 2016	5.1%	5.3%	4.7%	6.4%	6.4%	6.5%

Nashville MSA residential median home price - September 2016	$256.9	260.0	245.0	242.9	236.9	240.0
Nashville MSA inventory of residential homes for sale- September 2016 (16)	8.0	8.5	7.9	7.1	8.7	9.2

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	September	June	March	December	September	June
(dollars in thousands, except per share data)	2016	2016	2016	2015	2015	2015

Net interest income	$86,635	75,044	73,902	71,475	62,059	51,831

Noninterest income	31,692	32,713	25,856	26,608	21,410	20,019
Less: Investment (gains) and losses on sales, net	-	-	-	10	-	(556)
Noninterest income excluding investment
(gains) and losses on sales, net	31,692	32,713	25,856	26,618	21,410	19,463
Total revenues excluding the impact of investment
(gains) and losses on sales, net	118,327	107,757	99,758	98,093	83,469	71,294

Noninterest expense	63,526	55,931	54,064	52,191	45,107	36,747
Less: Other real estate expense	17	222	112	99	(686)	(115)
FHLB prepayment charges	-	-	-	-	-	479
Merger-related charges	5,672	980	1,830	2,489	2,249	59
Noninterest expense excluding the impact of
other real estate expense, FHLB prepayment charges and
merger-related charges	57,837	54,729	52,122	49,603	43,544	36,324
Adjusted pre-tax pre-provision income (15)	$60,490	53,028	47,636	48,490	39,925	34,970

Efficiency Ratio (4)	53.7%	51.9%	54.2%	53.2%	54.0%	51.1%
Adjustment due to investment gains, ORE expense,
FHLB prepayment charges and merger-related charges	-4.8%	-1.1%	-2.0%	-2.6%	-1.8%	-0.2%
Efficiency Ratio (excluding investment gains, ORE expense,
FHLB prepayment charges and merger-related charges)	48.9%	50.8%	52.2%	50.6%	52.2%	50.9%

Total average assets	$10,883,547	9,305,941	8,851,978	8,565,341	7,514,633	6,319,712

Noninterest expense to avg. assets	2.32%	2.42%	2.46%	2.42%	2.38%	2.33%
Adjustment due to ORE expenses, FHLB prepayment charges
and merger related expenses	-0.21%	-0.05%	-0.09%	-0.12%	-0.08%	-0.02%
Noninterest expense (excluding ORE expense, FHLB
prepayment charges and merger-related charges)
to avg. assets (1)	2.11%	2.37%	2.37%	2.30%	2.30%	2.31%

Equity Method Investment (19)
Fee income from BHG, net of amortization	$8,475	9,644	5,148	7,839	5,285	4,266
Funding cost to support investment	1,760	1,732	980	660	590	421
Pre-tax impact of BHG	6,715	7,912	4,168	7,179	4,695	3,845
Income tax expense at statutory rates	2,634	3,104	1,635	2,816	1,842	1,508
Earnings attributable to BHG	$4,081	4,808	2,533	4,363	2,853	2,337

Basic earnings per share attributable to BHG	0.09	0.12	0.06	0.11	0.07	0.07
Diluted earnings per share attributable to BHG	0.09	0.11	0.06	0.11	0.07	0.07

Net income	$32,377	30,787	27,965	26,855	24,149	22,665
Merger-related charges	5,672	980	1,830	2,489	2,249	59
Tax effect on merger-related charges (20)	(2,225)	(385)	(718)	(977)	(882)	(23)
Net income less merger-related charges	$35,824	31,382	29,077	28,367	25,516	22,701

Basic earnings per share	$0.71	0.75	0.70	0.67	0.64	0.65
Adjustment to basic earnings per share due to merger-related charges	0.08	0.01	0.03	0.04	0.03	-
Basic earnings per share excluding merger-related charges	$0.79	0.76	0.73	0.71	0.67	0.65

Diluted earnings per share	$0.71	0.73	0.68	0.65	0.62	0.64
Adjustment to diluted earnings per share due to merger-related charges	0.07	0.02	0.03	0.04	0.04	-
Diluted earnings per share excluding merger-related charges	$0.78	0.75	0.71	0.69	0.66	0.64

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	September	June	March	December	September	June
(dollars in thousands, except per share data)	2016	2016	2016	2015	2015	2015

Net income	$32,377	30,787	27,965	26,855	24,149	22,665
Merger-related charges	5,672	980	1,830	2,489	2,249	59
Tax effect on merger-related charges	(2,225)	(385)	(718)	(977)	(882)	(23)
Net income less merger-related charges	$35,824	31,382	29,077	28,367	25,516	22,701

Return on average assets	1.18%	1.33%	1.27%	1.24%	1.27%	1.44%
Adjustment due to merger-related charges	0.13%	0.03%	0.05%	0.07%	0.08%	0.00%
Return on average assets (excluding merger-related charges) (1)	1.31%	1.36%	1.32%	1.31%	1.35%	1.44%

Tangible assets:
Total assets	$10,978,390	9,735,668	9,261,387	8,714,543	8,549,064	6,516,544
Less: Goodwill	(550,580)	(427,574)	(431,841)	(432,232)	(429,416)	(243,291)
Core deposit and other intangible assets	(16,241)	(8,821)	(9,667)	(10,540)	(11,641)	(2,438)
Net tangible assets	$10,411,569	9,299,273	8,819,879	8,271,771	8,108,007	6,270,815

Tangible equity:
Total stockholders' equity	$1,475,644	1,262,154	1,228,780	1,155,611	1,134,226	841,390
Less: Goodwill	(550,580)	(427,574)	(431,841)	(432,232)	(429,416)	(243,291)
Core deposit and other intangible assets	(16,241)	(8,821)	(9,667)	(10,540)	(11,641)	(2,438)
Net tangible common equity	$908,823	825,759	787,272	712,839	693,169	595,661

Ratio of tangible common equity to tangible assets	8.73%	8.88%	8.93%	8.64%	8.60%	9.50%

Average tangible equity:
Average stockholders' equity	$1,442,440	1,247,762	1,188,153	1,153,681	986,325	836,791
Less: Average goodwill	(541,153)	(431,155)	(430,228)	(430,574)	(317,461)	(243,383)
Core deposit and other intangible assets	(11,296)	(9,367)	(10,237)	(11,261)	(7,634)	(2,581)
Net average tangible common equity	$889,991	807,240	747,688	711,846	661,230	590,827

Return on average common equity	8.93%	9.92%	9.47%	9.24%	9.71%	10.86%
Adjustment due to goodwill, core deposit and other intangible assets	5.54%	5.42%	5.57%	5.73%	4.78%	4.53%
Return on average tangible common equity (1)	14.47%	15.34%	15.04%	14.97%	14.49%	15.39%
Adjustment due to merger-related charges	1.54%	0.30%	0.60%	0.84%	0.82%	0.06%
Return on average tangible common equity
(excluding merger-related charges)	16.01%	15.64%	15.64%	15.81%	15.31%	15.45%

Total average assets	$10,883,547	9,305,941	8,851,978	8,565,341	7,514,633	6,319,712

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt prepayments include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end. Associate retention rate does not include associates at acquired institutions displaced by merger.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net as well as other real estate owned expenses, FHLB prepayment charges and merger-related charges.

16. Represents one month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
19. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.

20. Tax effect calculated using the blended statutory rate of 39.23% for all periods presented.